Exhibit 99.1
MYR Group Inc. Announces Third-Quarter and First Nine-Months 2020 Results
Rolling Meadows, Ill., October 28, 2020 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, today announced its third-quarter and first nine-months 2020 financial results.
Highlights
•Record high quarterly revenues of $607.9 million for the third quarter of 2020
•Record high quarterly net income attributable to MYR Group Inc. of $17.3 million, or $1.02 per diluted share, for the third quarter of 2020
•Record high quarterly EBITDA of $36.2 million for the third quarter of 2020
•Record high backlog of $1.72 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our strong third-quarter 2020 financial results, included a net income attributable to MYR Group Inc. of $17.3 million, a 67.0 percent increase over the third quarter of 2019, along with increases in revenues, gross profit, EBITDA and free cash flow as compared to the same period of 2019. Our backlog at the end third quarter was $1.72 billion, reflecting the current stability in the markets we serve, as well as our competitive strength.” Mr. Swartz continued, “We are pleased that the plans we enacted during the ongoing COVID-19 pandemic have allowed us to continue to meet the needs of our clients, remain profitable, grow our business and keep our people working as safely and productively as possible. We believe our operational excellence, strong market position and the current bidding climates in both our T&D and C&I segments will support further efficiencies in our operations, and the execution of our long-term strategic growth plan.”
Third Quarter Results
MYR reported third-quarter 2020 revenues of $607.9 million, an increase of $24.7 million, or 4.2 percent, compared to the third quarter of 2019. Specifically, our Transmission and Distribution (“T&D”) segment reported revenues of $299.7 million for the third quarter of 2020, an increase of $4.8 million, or 1.6 percent, from the third quarter of 2019, primarily due to an increase in storm work related to certain weather events partially offset by a delay in start-up activity on certain transmission projects. Our Commercial and Industrial (“C&I”) segment reported revenues of $308.2 million for the third quarter of 2020, an increase of $19.9 million, or 6.9 percent, from the third quarter of 2019, primarily due to increases in volume associated with the CSI Electrical Contractors, Inc. (“CSI”) acquisition and transportation-related services, partially offset by slowdowns associated with the COVID-19 pandemic.
Consolidated gross profit increased to $76.5 million in the third quarter of 2020, an increase of $17.3 million or 29.2 percent, from the third quarter of 2019. The increase in gross profit was due to higher revenues and margins. Gross margin was 12.6 percent for the third quarter of 2020 compared to 10.2 percent for the third quarter of 2019. The increase in gross margin was primarily due to an increase in higher margin and storm-related work, better-than-anticipated productivity on certain projects and settlements related to previously unrecognized revenues on project claims and change orders. These improvements were partially offset by labor inefficiencies on certain projects and decreases in revenue recognized on pending claims and change orders for which the Company is seeking reimbursement. Changes in estimates of gross profit on certain projects resulted in a gross margin decrease of 0.3 percent and an increase of 0.2 percent for the third quarter of 2020 and 2019, respectively.
Selling, general and administrative expenses (“SG&A”) increased to $51.4 million in the third quarter of 2020, compared to $41.7 million for the third quarter of 2019. The period-over-period increase was primarily due to an increase in bonus, profit sharing and other employee-related expenses to support the growth in our operations, as well as incremental cost associated with our CSI operations, and an increase in contingent compensation expense related to a prior acquisition.
Income tax expense was $6.5 million for the third quarter of 2020, with an effective tax rate of 27.4 percent, compared to income tax expense of $3.8 million for the third quarter of 2019, with an effective tax rate of 26.4 percent. The period-over-period increase in tax rate was primarily due to the impact of the global intangible low tax income (“GILTI”) and other permanent difference items.

For the third quarter of 2020, net income attributable to MYR Group Inc. was $17.3 million, or $1.02 per diluted share attributable to MYR Group Inc., compared to $10.4 million, or $0.62 per diluted share, for the same period of 2019. Third-quarter 2020 EBITDA, a non-GAAP financial measure, was $36.2 million, compared to $28.2 million in the third quarter of 2019.
First Nine-Months Results
MYR reported first nine-months 2020 revenues of $1.6 billion, an increase of $0.1 billion, or 9.3 percent, compared to the first nine months of 2019. Specifically, the T&D segment reported revenues of $835.8 million, an increase of $12.4 million, or 1.5 percent, from the first nine months of 2019, primarily due to an increase in revenue on distribution projects, partially offset by a decrease in revenue on transmission projects. The C&I segment reported revenues of $803.7 million, an increase of $127.0 million, or 18.8 percent from the first nine months of 2019, primarily due to incremental revenues from the CSI acquisition, partially offset by a decrease due to the timing of activity on various-sized projects along with impacts related to the COVID-19 pandemic.
Consolidated gross profit increased to $199.4 million in the first nine months of 2020, an increase of $54.2 million or 37.3 percent, from the first nine months of 2019. The increase in gross profit was due to higher revenues and margins. Gross margin was 12.2 percent for the first nine months of 2020 compared to 9.7 percent for the first nine months of 2019. The increase in gross margin was primarily due to an increase in higher margin and storm-related work as well as better-than-anticipated productivity on certain projects. These increases were partially offset by labor inefficiencies on certain projects. Additionally, gross margin during the first nine months of 2019 was negatively impacted by projects at lower than historical margins and inefficiencies associated with a joint venture project, that has since been completed. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 0.4 percent and 0.5 percent for the first nine months of 2020 and 2019, respectively.
SG&A increased to $137.7 million in the first nine months of 2020, compared to $108.6 million for the first nine months of 2019. The period-over-period increase was primarily due to the acquisition of CSI, along with an increase in bonus, profit sharing and other employee-related expenses to support the growth in our operations.
Income tax expense was $15.6 million for the first nine months of 2020, with an effective tax rate of 27.7 percent, compared to income tax expense of $8.8 million for the first nine months of 2019, with an effective tax rate of 27.2 percent.
For the first nine months of 2020, net income attributable to MYR Group Inc. was $40.6 million, or $2.42 per diluted share attributable to MYR Group Inc., compared to $24.9 million, or $1.49 per diluted share, for the same period of 2019.
Backlog
As of September 30, 2020, MYR's backlog was $1.72 billion, compared to $1.55 billion as of June 30, 2020. As of September 30, 2020, T&D backlog was $746.6 million, and C&I backlog was $973.0 million. Total backlog at September 30, 2020 increased $0.35 billion, or 25.9 percent, from the $1.37 billion reported at September 30, 2019.
Balance Sheet
As of September 30, 2020, MYR had $310.4 million of borrowing availability under its revolving credit facility.
Share Repurchase Program
On October 22, 2020, the Company’s Board of Directors authorized a new $50.0 million share repurchase program effective November 2, 2020. The Company intends to fund the share repurchase program from cash on hand and through borrowings under its credit facility. The new share repurchase program will expire on November 2, 2021, or when the authorized funds are exhausted, whichever is earlier.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its third-quarter and first nine-months 2020 results on Thursday, October 29, 2020 at 9:00 a.m. Central time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) and enter conference ID 7761308, at least five minutes prior to the start of the event. A replay of the conference call will be available through Thursday, November 5, 2020, at 12:00 P.M. Eastern time, by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 7761308. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Thursday, November 5, 2020 at 12:00 P.M. Eastern time.
About MYR
MYR is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the United States and western Canada. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “likely,” “unlikely,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of September 30, 2020 and December 31, 2019

(in thousands, except share and per share data)	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,946	$12,397
Accounts receivable, net of allowances of $1,761 and $3,364, respectively	400,998	388,479
Contract assets, net of allowances of $502 and $147, respectively	221,591	217,109
Current portion of receivable for insurance claims in excess of deductibles	9,851	6,415
Refundable income taxes	—	1,973
Other current assets	7,376	12,811
Total current assets	658,762	639,184
Property and equipment, net of accumulated depreciation of $290,088 and $272,865, respectively	185,914	185,344
Operating lease right-of-use assets	22,620	22,958
Goodwill	66,055	66,060
Intangible assets, net of accumulated amortization of $13,889 and $10,880, respectively	51,918	54,940
Receivable for insurance claims in excess of deductibles	24,437	30,976
Investment in joint ventures	4,972	4,722
Other assets	4,233	3,687
Total assets	$1,018,911	$1,007,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,318	$8,737
Current portion of operating lease obligations	6,468	6,205
Current portion of finance lease obligations	607	1,135
Accounts payable	205,601	192,107
Contract liabilities	125,611	105,486
Current portion of accrued self-insurance	21,659	18,780
Other current liabilities	95,290	64,364
Total current liabilities	459,554	396,814
Deferred income tax liabilities	21,684	20,945
Long-term debt	65,876	157,087
Accrued self-insurance	42,884	48,024
Operating lease obligations, net of current maturities	16,230	16,884
Finance lease obligations, net of current maturities	—	338
Other liabilities	4,079	3,304
Total liabilities	610,307	643,396
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,719,330 and 16,648,616 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	167	166
Additional paid-in capital	156,461	152,532
Accumulated other comprehensive loss	(403)	(446)
Retained earnings	252,375	212,219
Total stockholders' equity attributable to MYR Group Inc.	408,600	364,471
Noncontrolling interest	4	4
Total stockholders’ equity	408,604	364,475
Total liabilities and stockholders’ equity	$1,018,911	$1,007,871

MYR GROUP INC.
Unaudited Consolidated Statements of Operations and Comprehensive Income
Three and Nine Months Ended September 30, 2020 and 2019

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019

Contract revenues	$607,901	$583,214	$1,639,422	$1,500,084
Contract costs	531,429	524,017	1,440,013	1,354,848
Gross profit	76,472	59,197	199,409	145,236
Selling, general and administrative expenses	51,443	41,667	137,688	108,598
Amortization of intangible assets	578	1,419	3,009	2,888
Gain on sale of property and equipment	(478)	(1,151)	(1,967)	(2,548)
Income from operations	24,929	17,262	60,679	36,298
Other income (expense):
Interest income	—	—	6	—
Interest expense	(1,113)	(2,125)	(3,941)	(4,498)
Other income (expense), net	18	(922)	(556)	406
Income before provision for income taxes	23,834	14,215	56,188	32,206
Income tax expense	6,542	3,754	15,579	8,767
Net income	17,292	10,461	40,609	23,439
Less: net income (loss) attributable to noncontrolling interest	—	106	—	(1,476)
Net income attributable to MYR Group Inc.	$17,292	$10,355	$40,609	$24,915
Income per common share attributable to MYR Group Inc.:
—Basic	$1.04	$0.62	$2.44	$1.50
—Diluted	$1.02	$0.62	$2.42	$1.49
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,698	16,614	16,670	16,576
—Diluted	16,882	16,714	16,798	16,692

Net income	$17,292	$10,461	$40,609	$23,439
Other comprehensive income (loss):
Foreign currency translation adjustment	(5)	1	43	(199)
Other comprehensive income (loss):	(5)	1	43	(199)
Total comprehensive income	17,287	10,462	40,652	23,240
Less: net income (loss) attributable to noncontrolling interest	—	106	—	(1,476)
Total comprehensive income attributable to MYR Group Inc.	$17,287	$10,356	$40,652	$24,716

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2020 and 2019

	Nine months ended September 30,
(in thousands)	2020	2019

Cash flows from operating activities:
Net income	$40,609	$23,439
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	32,021	30,153
Amortization of intangible assets	3,009	2,888
Stock-based compensation expense	3,804	3,261
Deferred income taxes	712	339
Gain on sale of property and equipment	(1,967)	(2,548)
Other non-cash items	654	631
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(12,869)	(27,327)
Contract assets, net	(4,754)	(38,910)
Receivable for insurance claims in excess of deductibles	3,103	1,626
Other assets	7,074	(771)
Accounts payable	7,596	37,874
Contract liabilities	20,161	(397)
Accrued self insurance	(2,257)	(358)
Other liabilities	31,730	1,845
Net cash flows provided by operating activities	128,626	31,745
Cash flows from investing activities:
Proceeds from sale of property and equipment	2,147	2,898
Cash paid for acquired business	—	(79,720)
Purchases of property and equipment	(27,470)	(39,354)
Net cash flows used in investing activities	(25,323)	(116,176)
Cash flows from financing activities:
Net borrowings (repayments) under revolving lines of credit	(65,189)	67,668
Borrowings under equipment notes	—	24,037
Payment of principal obligations under equipment notes	(30,441)	(3,307)
Payment of principal obligations under finance leases	(914)	(857)
Proceeds from exercise of stock options	306	325
Debt refinancing costs	—	(1,132)
Repurchase of common shares	(426)	(778)
Other financing activities	60	60
Net cash flows provided by (used in) financing activities	(96,604)	86,016
Effect of exchange rate changes on cash	(150)	53
Net increase in cash and cash equivalents	6,549	1,638
Cash and cash equivalents:
Beginning of period	12,397	7,507
End of period	$18,946	$9,145

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended September 30, 2020 and 2019 and
As of September 30, 2020, December 31, 2019, September 30, 2019 and September 30, 2018

	Three months ended September 30,		Last twelve months ended September 30,
(dollars in thousands, except share and per share data)	2020	2019	2020		2019

Summary Statement of Operations Data:
Contract revenues	$607,901	$583,214	$2,210,497		$1,946,429
Gross profit	$76,472	$59,197	$268,331		$192,627
Income from operations	$24,929	$17,262	$81,559		$53,709
Income before provision for income taxes	$23,834	$14,215	$74,424		$46,898
Income tax expense	$6,542	$3,754	$21,040		$12,601
Net income attributable to MYR Group Inc.	$17,292	$10,355	$53,384		$35,566
Tax rate	27.4%	26.4%	28.3%		26.9%

Per Share Data:
Income per common share attributable to MYR Group Inc.:
–Basic	$1.04	$0.62	$3.21	(1)	$2.15	(1)
–Diluted	$1.02	$0.62	$3.17	(1)	$2.13	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	16,698	16,614	16,657	(2)	16,556	(2)
–Diluted	16,882	16,714	16,784	(2)	16,677	(2)

(in thousands)	September 30, 2020	December 31, 2019	September 30, 2019	September 30, 2018

Summary Balance Sheet Data:
Total assets	$1,018,911	$1,007,871	$988,013	$701,701
Total stockholders’ equity attributable to MYR Group Inc.	$408,600	$364,471	$350,568	$311,471
Goodwill and intangible assets	$117,973	$121,000	$121,950	$90,758
Total funded debt (3)	$70,194	$165,824	$178,190	$89,314

(in thousands)	Last twelve months ended September 30,
	2020	2019
Financial Performance Measure (4):
Reconciliation of Non-GAAP measure:
Net income attributable to MYR Group Inc.	$53,384	$35,566
Interest expense, net	5,658	5,621
Tax impact of interest	(1,601)	(1,512)
EBI, net of taxes (5)	$57,441	$39,675
See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended September 30, 2020 and 2019

	Three months ended September 30,		Last twelve months ended September 30,
(in thousands, except share, per share data, ratios and percentages)	2020	2019	2020	2019

Financial Performance Measures (4):
EBITDA (6)	$36,222	$28,198	$126,587	$96,343
EBITDA per Diluted Share (7)	$2.15	$1.69	$7.54	$5.78
Free Cash Flow (8)	$20,171	$12,953	$115,836	$7,530
Book Value per Period End Share (9)	$24.17	$20.93
Tangible Book Value (10)	$290,627	$228,618
Tangible Book Value per Period End Share (11)	$17.19	$13.65
Funded Debt to Equity Ratio (12)	0.17	0.51
Asset Turnover (13)			2.24	2.77
Return on Assets (14)			5.4%	5.1%
Return on Equity (15)			15.2%	11.4%
Return on Invested Capital (18)			11.1%	9.9%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income Attributable to MYR Group Inc. to EBITDA:
Net income attributable to MYR Group Inc.	$17,292	$10,355	$53,384	$35,566
Net income (loss) attributable to noncontrolling interest	—	106	—	(1,269)
Net income	17,292	10,461	53,384	34,297
Interest expense, net	1,113	2,125	5,658	5,621
Income tax expense	6,542	3,754	21,040	12,601
Depreciation and amortization	11,275	11,858	46,505	43,824
EBITDA (6)	$36,222	$28,198	$126,587	$96,343

Reconciliation of Net Income Attributable to MYR Group Inc. per Diluted Share to EBITDA per Diluted Share:
Net income attributable to MYR Group Inc. per share	$1.02	$0.62	$3.17	$2.13
Net income (loss) attributable to noncontrolling interest per share	—	0.01	—	(0.08)
Net income per share	1.02	0.63	3.17	2.05
Interest expense, net, per share	0.07	0.13	0.34	0.34
Income tax expense per share	0.39	0.22	1.25	0.76
Depreciation and amortization per share	0.67	0.71	2.78	2.63
EBITDA per Diluted Share (7)	$2.15	$1.69	$7.54	$5.78

Calculation of Free Cash Flow:
Net cash flow from operating activities	$30,703	$24,346	$161,780	$57,865
Less: cash used in purchasing property and equipment	(10,532)	(11,393)	(45,944)	(50,335)
Free Cash Flow (8)	$20,171	$12,953	$115,836	$7,530

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of September 30, 2020, 2019 and 2018

(in thousands)	September 30, 2020	September 30, 2019

Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$408,600	$350,568
Goodwill and intangible assets	(117,973)	(121,950)
Tangible Book Value (10)	$290,627	$228,618

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$24.17	$20.93
Goodwill and intangible assets per period end share	(6.98)	(7.28)
Tangible Book Value per Period End Share (11)	$17.19	$13.65

Calculation of Period End Shares:
Shares outstanding	16,719	16,647
Plus: common equivalents	184	100
Period End Shares (16)	16,903	16,747

(in thousands)	September 30, 2020	September 30, 2019	September 30, 2018

Reconciliation of Invested Capital to Stockholders Equity:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$408,600	$350,568	$311,471
Plus: total funded debt	70,194	178,190	89,314
Less: cash and cash equivalents	(18,946)	(9,145)	(300)
Invested Capital (17)	$459,848	$519,613	$400,485
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share attributable to MYR Group Inc. reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares attributable to MYR Group Inc. were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBI, net of taxes is defined as net income attributable to MYR Group Inc. plus net interest, less the tax impact of net interest. The tax impact of net interest is computed by multiplying net interest by the effective tax rate. Management uses EBI, net of taxes, to measure our results exclusive of the impact of financing costs.
(6)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare MYR Group Inc. operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations.  Management further believes that EBITDA is useful to investors and other external users of MYR Group Inc. financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(7)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares attributable to MYR Group Inc. outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income attributable to MYR Group Inc., cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total stockholders’ equity attributable to MYR Group Inc. at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity attributable to MYR Group Inc. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity attributable to MYR Group Inc.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity attributable to MYR Group Inc. at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income attributable to MYR Group Inc. for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income attributable to MYR Group Inc. for the period by total stockholders’ equity attributable to MYR Group Inc. at the beginning of the period.
(16)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(17)Invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity attributable to MYR Group Inc.
(18)Return on invested capital is calculated by dividing EBI, net of taxes, less any dividends, by invested capital at the beginning of the period. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.